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                            DISTRIBUTION AGREEMENT


          AGREEMENT made as of March 10, 2000, by and between North American Senior Floating Rate Fund (the "Fund"), a Maryland corporation engaged in business as a closed-end investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and American General Funds Distributors, Inc. (the "Distributor"), a Delaware corporation registered under the Securities Exchange Act of 1934, as amended, as a broker-dealer.

          1.   Appointment of Distributor. The Fund hereby appoints the
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Distributor as the principal underwriter and exclusive distributor of shares of
Class A, Class B, and Class C of the Fund (the "Shares") and the Distributor hereby accepts that appointment.

          Sale of Shares Through Distributor.
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               (a)  The Fund hereby grants to the Distributor the exclusive right to sell, as agent for the Fund and not as principal, and to arrange for the sale of Shares upon the terms herein set forth. The exclusive right hereby granted shall not apply to Shares issued or transferred or sold: (i) in connection with the merger or consolidation of any other investment company or personal holding company with the Fund or the acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding shares of any such company by the Fund; or (ii) pursuant to reinvestment of dividends or capital gains distributions; or (iii) pursuant to any reinstatement privilege afforded redeeming shareholders. It is understood that shares may be purchased directly through the Fund's transfer and dividend disbursing agent in the manner set forth in the Fund's prospectus.

               (b) The Distributor, either directly or through a promotional agent selected and compensated by the Distributor, will devote research, time and effort to effect sales of Shares through dealers, and will assist those dealers and their associated persons to the extent and in whatever manner the Distributor deems appropriate in order to enhance the sale of Shares, but the Distributor does not undertake to arrange for the sale of any specific number of Shares. Neither the Distributor nor any selected dealer nor any other person is authorized by the Fund to give any information or to make any representations, other than those contained in the registration statement or related prospectus and statement of additional information and any sales literature specifically approved by the Fund. The services of the Distributor to the Fund hereunder are not to be deemed exclusive and nothing herein contained shall prevent the Distributor from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

               (c) The Distributor shall have the right, as agent of the Fund, to order from the Fund the Shares needed, but not more than the Shares needed (except for reasonable allowances for clerical errors, delays and errors of transmission and cancellation of orders), to fill unconditional orders for Shares received by the Distributor from dealers and investors. The price
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which shall be paid to the Fund for the Shares so purchased shall be the net asset value, determined as set forth in Section 2(e) hereof.

               (d) The price at which the Distributor or dealer purchasing shares through the Distributor may sell Shares to the public shall be the public offering price determined in accordance with the method set forth in the Fund's prospectus and statement of additional information.

               (e) The net asset value of Shares of the Fund shall be determined by the Fund or any agent of the Fund in accordance with the method set forth in the prospectus and statement of additional information of the Fund and guidelines established by the directors of the Fund (the "Directors").

               (f) The Fund shall have the right to suspend the sale of its Shares at times when redemption is suspended pursuant to the conditions referred to in Section 8 hereof. The Fund shall also have the right to suspend the sale of its Shares if a banking moratorium shall have been declared by federal or applicable state authorities, or if there shall have been some other event, which, in the judgment of the Directors, makes it impracticable or inadvisable to sell the Shares.

               (g) The Fund, or any agent of the Fund designated in writing by the Fund, shall be advised promptly of all purchase orders for Shares received by the Distributor. Any order may be rejected by the Fund; provided, however, that the Fund will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of Shares. The Fund (or its agent) will confirm orders upon their receipt, will make appropriate book entries and, upon receipt by the Fund (or its agent) of payment therefor, will deliver deposit receipts or certificates for such Shares pursuant to the instructions of the Distributor.

          3.   Sales Charges.
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               (a)  For the purposes of this Section 3, "Distribution Fees"
shall mean, collectively, (i) the sales charges payable to the Distributor as set forth in Section 3(b), below, and (ii) the amounts payable to the Distributor under the Distribution Plans as set forth in Section 3(c) and "Effective Date" shall mean the date hereof.

               (b) The Distributor shall have the right to receive the sales charges (including, without limitation, contingent deferred sales charges) in respect of Shares (i) sold during the term of this Agreement or any continuation hereof (including Shares into which such Shares convert), (ii) later issued in connection with the reinvestment of dividends (whether ordinary, capital gain or tax exempt dividends, or return of capital) paid in respect of Shares described in clause (i) or this clause (ii), (iii) later acquired by a holder of Shares described in clause (i) or clause (ii) upon a free exchange of such Shares for shares of a portfolio of the North American Funds or (iv) later issued in connection with a reinvestment of dividends paid in respect of Shares described in clause (iii) (collectively, "Distributor Shares"),in each case under the circumstances, upon the
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terms and conditions and in the amounts set forth in the Fund's prospectus at the time of the sale.

               (c) So long as the Fund's Distribution Plans remain in effect with respect to assets attributable to Distributor Shares, the Distributor shall have the right to receive one hundred percent (100%) of the amounts payable under such Distribution Plans.

               (d) The Distributor may transfer its right to receive Distribution Fees (but not its obligations under this Agreement), and such transfer shall be effective upon written notice from the Distributor to the Fund. In connection with the foregoing, the Fund is authorized to pay all or a part of the Distribution Fees directly to such transferee of the Distributor.

               (e) The right of the Distributor to receive Distribution Fees with respect to Distributor Shares shall survive the termination of this Agreement.

          4.   Duties of the Fund. The Fund shall:
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               (a)  Furnish to the Distributor copies of its prospectus and statement of additional information, its annual and interim reports, and other information, financial statements and papers, including one certified copy of all financial statements prepared for the Fund by independent public accountants, to the extent reasonably requested by the Distributor for use in connection with the distribution of Shares of the Fund.

               (b) Take, from time to time, any steps necessary to register the Shares under the Securities Act of 1933 (the "Securities Act"), so that there will be available for sale as many Shares as the Distributor reasonably may be expected to sell.

               (c) Use its best efforts to qualify and maintain the qualification of an appropriate number of its Shares for sale under the securities laws of those states approved by the Distributor and the Fund, and, if necessary or appropriate in connection therewith, to qualify and maintain the qualification of the Fund as a broker-dealer in those states; provided that any such qualification may be terminated or withdrawn by the Fund at any time in its discretion. The Distributor shall furnish information and other material relating to its affairs and activities reasonably required by the Fund in connection with any such qualification(s).

          5.   Duties of the Distributor. The Distributor shall:
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               (a)  Use its best efforts in all respects duly to conform with the requirements of all federal and state laws relating to the sale of the Shares of the Fund and with all applicable rules and regulations of all regulatory bodies, including the National Association of Securities Dealers, Inc. (the "NASD").

               (b) Use its best efforts to obtain any approval or clearance required from
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the NASD or other regulatory authorities with respect to sales material for the
Fund or any of its portfolio series.

          6.   Selected Dealer Agreements. The Distributor shall:
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               (a)  Have the right to enter into selected dealer agreements with securities dealers of its choice ("selected dealers") for the sale of Shares. Shares sold to selected dealers shall be for resale by the selected dealers only at the public offering price determined as set forth in Section 2(d) hereof. The standard form of agreement with selected dealers pertaining to sales of the Shares shall be approved by the Directors.

               (b) Offer and sell Shares, within the United States, only to selected dealers that are members in good standing of the NASD.

               (c) Act only as principal and not as agent for the Fund in making agreements with selected dealers.

          7.   Payment of Expenses.
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               (a)  The Fund shall bear all costs and expenses of the Fund, except for those expenses assumed by any investment adviser or subadviser of the Fund or any other party contracting with the Fund or by the Distributor pursuant to Section 7(b) of this Agreement.

               (b) The Distributor shall bear the costs and expenses of: (i) any payments made to selected dealers; (ii) the printing and distributing of any copies of prospectuses, statements of additional information and annual and interim reports to be used in connection with the offering of Shares to selected dealers or prospective investors pursuant to this Agreement after the same have been prepared and set in type and copies have been printed and distributed to regulatory bodies and existing shareholders as deemed necessary; (iii) preparing, printing and distributing any other literature used by the Distributor or furnished by it for use by selected dealers in connection with the offering of the Shares for sale to the public; (iv) any advertising expenses incurred by the Distributor in connection with the offering; and (v) the registration or qualification of the Distributor as a broker-dealer under federal and states laws and of continuing those registrations or qualifications.

          8.   Repurchase of Shares. Any of the outstanding Shares may be
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tendered for repurchase at such times, and the Fund agrees to repurchase the
Shares so tendered in accordance with the applicable provisions set forth in the prospectus and statement of additional information of the Fund.

          9.   Indemnification.
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               (a)  The Fund shall indemnity and hold harmless the Distributor
and
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each person, if any, who controls the Distributor, against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any person acquiring any Shares, which may be based upon the Securities Act, or on any other statute or at common law, on the ground that the registration statement or related prospectus and statement of additional information, as from time to time amended and supplemented, or an annual or interim report to shareholders of the Fund, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless that statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in connection therewith by or on behalf of the Distributor; provided, however, that in no case
(i) is the indemnity of the Fund in favor of the Distributor and/or its controlling persons to be deemed to protect the Distributor or any controlling persons thereof against any liability to the Fund or its security holders to which the Distributor or any of its controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this Agreement; or (ii) is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or its controlling persons, unless the Distributor or its controlling persons, as the case may be, shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor or its controlling persons (or after the Distributor or its controlling persons shall have received notice of service on any designated agent), but failure to notify the Fund of any claim shall not relieve the Fund from any liability which it may have to the person against whom the action is brought otherwise than on account of the indemnity agreement contained in this paragraph. The Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense, of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, that defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or the Distributor's controlling person or persons, defendant or defendants in the suit. In the event the Fund elects to assume the defense of a suit and retain satisfactory counsel, the Distributor or its controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Fund does not elect to assume the defense of such a suit, it will reimburse the Distributor or the Distributor's controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Fund shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or Directors in connection with the issuance or sale of any of the Shares.

               (b) The Distributor shall indemnity and hold harmless the Fund and each of its Directors and officers and each person, if any, who controls the Fund against any loss, liability, claim, damage or expense described in the foregoing indemnity contained in subsection (a) of this Section 9, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of the Distributor for use in connection with the registration statement or related prospectus and statement of additional
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information, as from time to time amended, or the annual or interim reports to shareholders. In case any action shall be brought against the Fund or any person so indemnified, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Fund, and the Fund and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of subsection (a) of this Section 9.

          10.  Continuation, Amendment or Termination of the Agreement.
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               (a)  This Agreement shall become effective as of the date first written above and shall continue in full force and effect from year to year so long as continuance is approved at least annually (i) by the Directors or by vote of a majority of the outstanding voting securities of the Fund and (ii) by vote of a majority of the Directors who are not interested persons of the Distributor or of the Fund cast in person at a meeting called for the purpose of voting on such approval, provided, however, that (a) this Agreement may at any time be terminated without the payment of any penalty either by vote of the Directors or by vote of a majority of the outstanding voting securities of the Fund, on sixty (60) days' notice to the Distributor; (b) this Agreement shall immediately terminate in the event of its assignment; and (c) this Agreement may be terminated by the Distributor on ninety (90) days' written notice to the Fund.

               (b) This Agreement may be amended at any time by mutual consent of the parties, provided that the consent on the part of the Fund shall have been approved (i) by the Directors or by vote of a majority of the outstanding voting securities of the Fund and (ii) by vote of a majority of the Directors who are not interested persons of the Distributor or of the Fund cast in person at a meeting called for the purpose of voting on the amendment.

               (c) Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed post-paid, to the other party at the principal office of the other party.

          11.  Definitions. For the purposes of this Agreement, the terms "vote
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of a majority of the outstanding voting securities," "interested person" and
"assignment" shall have the respective meanings specified in the Investment Company Act.

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IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.


                                       NORTH AMERICAN SENIOR
                                       FLOATING RATE FUND, INC.



                                       By:_______________________


                                       AMERICAN GENERAL FUNDS
                                       DISTRIBUTORS, INC.



                                       By:_______________________